EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Beverly National Corporation (the “Corporation”) on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Donat A. Fournier, Chief Executive Officer of the Corporation, and Peter E. Simonsen, Principal Financial Officer and Treasurer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

By:	/s/ Donat A. Fournier

Donat A. Fournier Chief Executive Officer

November 12, 2003

By:	/s/ Peter E. Simonsen

Peter E. Simonsen Principal Financial Officer, Treasurer

November 12, 2003

The foregoing certificate is furnished solely for purposes of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company’s future filings, including this Report on Form 10-Q, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.